UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  September 28, 2007

BROADCAST INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

UTAH	0-13316	87-0395567
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7050 UNION PARK AVENUE, SUITE 600 SALT LAKE CITY, UTAH	84047
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (801) 562-2252

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BROADCAST INTERNATIONAL, INC.

FORM 8-K

ITEM 3.02

Unregistered Sales of Equity Securities

During August , we issued 66,667 shares of our common stock and accompanying warrants to purchase 66,667 shares of our common stock to one individual. In September, we issued 253,333 shares of our common stock and accompanying warrants to purchase 253,333 shares of our common stock to 6 individuals and one company in consideration of a total of $480,000 in cash received by the Company. The warrants are exercisable at $2.00 per share for a period of three years from the date of issuance.  One sale was made by the Company and no underwriting discounts or commissions were paid and, for the remainder,   the sales were made by licensed securities salesmen and a commission of $38,000 or 10% of the funds raised was paid.  We will use the proceeds from the sale of the securities for general working capital purposes.

In September, we granted warrants to purchase 290,000 shares of our common stock to three consultants to the Company in consideration of services performed and to be performed during the next six months. The warrants are exercisable at prices ranging from $1.06 to $1.10 per share for a period of three years from the date of issuance, one half of which are cancelable by the Company in its sole discretion.

During October, we issued 388,333 shares of our common stock and accompanying warrants to purchase 388,333 shares of our common stock to four individuals and four companies in consideration of a total of $582,499 in cash received by the Company. The warrants are exercisable at $2.00 per share for a period of three years from the date of issuance.  The sales were made by licensed securities salesmen and a commission of $58,250 or 10% of the funds raised was paid.  We will use the proceeds from the sale of the securities for general working capital purposes.

On October 1, 2007, we received notification that one of our warrant holders was exercising his warrants to acquire 100,000 shares of our common stock and the shares of stock were issued.  The Company received $160,000 in cash from the exercise of the warrants and paid no commissions nor underwriting discounts on the exercise of the warrants.  We will use the proceeds from the exercise of the warrants for general working capital purposes.

On September 25, 2007, October 1, 2007, and October 2, we issued a total of 283,334 shares of our common stock to three institutional funds, which hold our 6% senior secured convertible notes, in consideration of the fund converting to common stock an aggregate of $425,000 of the principal amount of the notes held by the fund at a conversion price of $1.50 per share. There were no underwriting discounts or commissions paid. The institutional funds, which converted their notes to common stock, are accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

All investors in the transactions described above were accredited investors and were fully informed regarding their investment.  In the transactions, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

ITEM 9.01.

Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 4, 2007.

BROADCAST INTERNATIONAL, INC.

a Utah corporation

By:

  /s/ Rodney M. Tiede

Name:

Rodney M. Tiede

Title:

President and Chief Executive Officer

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